SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

————

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 7, 2011

HANCOCK HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Mississippi	0-13089	64-0693170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Hancock Plaza
2510 14th Street
Gulfport , Mississippi 39501
(Address of principal executive offices)

(228) 868-4000
(Registrant's telephone number, including area code)

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On April 7, 2011, Hancock Holding Company (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) stating that for a period of time from August 21, 2009 through August 13, 2010, the Company was not in compliance with NASDAQ Listing Rules regarding independence of members of the Company’s Audit and Compensation Committees due to a compensation committee interlocking relationship previously disclosed in the Company’s Proxy Statement dated February 28, 2011.  The letter further states that effective August, 13, 2010, the compensation committee interlock ended when director Anthony Topazi became an officer of The Southern Company and ceased serving as an officer of Mississippi Power Company.  Mr. Topazi, who currently serves on the Company’s Compensation Committee, previously served on the Audit Committee.  This notification has no effect on the listing of the Company’s common stock.

     As previously reported by the Company in its Definitive Proxy Statement dated February 28, 2011, Carl J. Chaney, an executive officer of the Company, also serves as a director of Mississippi Power Company, is a member of its Compensation Committee and serves as Chairperson.  During the fiscal year completed December 31, 2010, Mr. Topazi, a director of the Company and a member of the Company’s Compensation Committee, also served as an executive officer of Mississippi Power Company.

     As the compensation committee interlock ended effective August 13, 2010, no action is required by the Company to regain compliance.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: April 11, 2011

                               HANCOCK HOLDING COMPANY
                                     (Registrant)

                               By: /s/ Paul D. Guichet
                               Name: Paul D. Guichet
                               Title:   Vice President
                                  Investor Relations